EXHIBIT 23.2


                                 March 19, 2007





To Whom it May Concern:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of January 26, 2007 accompanying the audited financial statements of School4Chauffeurs, Inc., as of December 31, 2006, in the Form SB-2 with the Securities and Exchange Commission, and subsequent amendments, if any, containing said report.


Very truly yours,


/s/ KYLE L. TINGLE, CPA, LLC
____________________________
    Kyle L. Tingle, CPA, LLC


















                     P.O. Box 50141, Henderson, Nevada 89106
                     Phone:(702) 450-2200 Fax:(702) 436-4218
                        Email: ktingle@kyletinglecpa.com